Amprius Technologies Reports Preliminary Third Quarter 2024 Financial Results

FREMONT, Calif. – October 29, 2024 – Amprius Technologies, Inc. ("Amprius" or the "Company"), (NYSE: AMPX), a leader in next-generation lithium-ion batteries with its Silicon Anode Platform, today announced select preliminary financial results for the quarter ended September 30, 2024.

Q3 2024 Preliminary Financial Results

Based on preliminary unaudited results, management expects the Company to report the following in respect of its quarterly period ended September 30, 2024:

•Revenue of approximately $7.6 million to $7.9 million
•Net loss of approximately $10.8 million to $11.8 million
•Loss per share of approximately $0.10 per share to $0.11 per share

At quarter end, the Company held cash and cash equivalents of approximately $35 million and no debt.

The preliminary financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for the period ended September 30, 2024. As of the date of this press release, the Company has not completed its financial statement reporting process for the period ended September 30, 2024, and the Company’s independent registered accounting firm has not reviewed the preliminary financial data discussed in this press release. During the course of the Company’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the period ended September 30, 2024, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results.

Conference Call

The Company expects to report its comprehensive third quarter 2024 results, including a comprehensive business update, in early November in its letter to shareholders. The letter will be accompanied by a conference call, and a recorded version of the webcast will be available after the call and accessible at ir.amprius.com.

Additional details, including the date and time of the call, will be provided in advance of the event.
About Amprius Technologies, Inc.
Amprius Technologies, Inc. is a leading manufacturer of high-energy and high-power lithium-ion batteries, producing the industry’s highest-known energy density cells. The company’s commercially available SiMaxx™ batteries deliver up to 450 Wh/kg and 1,150 Wh/L, with third-party validation of 500

Wh/kg and 1,300 Wh/L. Amprius expanded its product portfolio to include the SiCore™ platform in 2024, significantly enhancing its ability to serve additional customer applications. The company’s corporate headquarters is in Fremont, California, where it maintains an R&D lab and a MWh scale manufacturing facility for the fabrication of silicon anodes and cells. To serve customer demand, Amprius entered into several agreements to secure over 500 MWh of contract manufacturing available today. For additional information, please visit amprius.com. Also, see the company’s LinkedIn and Twitter pages.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Amprius’ expectations with respect to the company’s financial results for the quarter ended September 30, 2024 and its cash position at quarter end. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Amprius’ management and are not predictions of actual performance. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including changes resulting from Amprius’ finalization of its financial statements for and as of the period ended September 30, 2024; information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 that are required to be included in such report; Amprius’ liquidity position; risks related to the rollout of Amprius’ business and the timing of expected business milestones; Amprius’ ability to commercially produce high performing batteries; the effects of competition on Amprius’ business; supply shortages in the materials necessary for the production of Amprius’ products; and changes in domestic and foreign business, market, financial, political and legal conditions. For more information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents we filed from time to time with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements.

Contacts:

Investors
Tom Colton, Greg Bradbury
Gateway Group, Inc.
949-574-3860
IR@amprius.com

Media
Zach Kadletz, Brenlyn Motlagh

Gateway Group, Inc.
949-574-3860
Amprius@gateway-grp.com